Investors Capital Holdings, Ltd. report on form 10-Q	Quarter Ended June 30, 2011

Exhibit 32.2

CERTIFICATION

I, Kathleen L. Donnelly, certify that this report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.

Date: August 12, 2011

By: /s/ Kathleen L. Donnelly

Kathleen L. Donnelly
Chief Financial Officer
(Principal financial officer)